As filed with the Securities and Exchange Commission on April 9, 2003

Registration No. 333-98207

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOST MARRIOTT CORPORATION

(Exact name of registrant as specified in its governing instrument)

Maryland	53-0085950
(State of Incorporation)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

240-744-1000

(Address and telephone number of principal executive offices)

W. Edward Walter

Executive Vice President and Chief Financial Officer

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

240-744-1000

(Name, address and telephone number of agent for service)

Copies to:

Elizabeth A. Abdoo, Esq. Executive Vice President and General Counsel HOST MARRIOTT CORPORATION 6903 Rockledge Drive, Suite 1500 Bethesda, Maryland 20817 (240) 744-1000	J. Warren Gorrell, Jr., Esq. Eve N. Howard, Esq. HOGAN & HARTSON L.L.P. 555 Thirteenth Street, N.W. Washington, D.C. 20004-1109 (202) 637-5600

Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated April     , 2003

PRELIMINARY PROSPECTUS

6,875,844 Shares

Host Marriott Corporation

Common Stock

This prospectus relates to up to 6,875,844 shares of our common stock that may be sold by Douglas F. Manchester, Landmark Hospitality Services, Inc., Interhotel Company, Ltd. and Summit Resources, Ltd., who we refer to as the “selling shareholders.”

We will not receive any proceeds upon the sale of the common stock covered by this prospectus, but we will incur expenses in connection with the filing of the registration statement of which this prospectus forms a part.

Our common stock is listed on the New York Stock Exchange under the trading symbol “HMT.”

Consider carefully the risk factors incorporated by reference from our Form 10-K dated March 31, 2003 and the discussion of material federal income tax consequences incorporated by reference from our Form 8-K dated April 8, 2003 for factors relevant to an investment in the common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

April    , 2003

You should only rely on the information provided in or incorporated by reference into this prospectus. We have not authorized any person to make a statement that differs from what is in this prospectus or incorporated by reference into this prospectus. If any person does make a statement that differs from what is in this prospectus or incorporated by reference into this prospectus, you should not rely on it. We are not making an offer to sell, nor an offer to buy, the common stock in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may change after that date.

To understand this common stock offering, you should read the entire prospectus and the information incorporated by reference into this prospectus carefully, including the risk factors incorporated by reference from our Form 10-K dated March 31, 2003 and the material federal income tax consequences incorporated by reference from our Form 8-K dated April 8, 2003.

On December 29, 1998, we reincorporated in Maryland in connection with our conversion to a real estate investment trust, or “REIT”. As used in this prospectus, references to “we”, “our”, the “company” and “Host Marriott” and similar references are to Host Marriott Corporation, a Maryland corporation, and its consolidated subsidiaries (including the Operating Partnership, as defined below) from and after December 29, 1998, and to Host Marriott Corporation, a Delaware corporation, and its consolidated subsidiaries before December 29, 1998, unless otherwise expressly stated or the context otherwise requires. References to the “Operating Partnership” are to Host Marriott, L.P.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein include forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. We identify forward-looking statements in this prospectus and the information incorporated by reference herein by using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may be”, “objective”, “plan”, “predict”, “project” and “will be” and similar words or phrases, or the negative thereof.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

•	national and local economic and business conditions, including the continuing effect of the war in Iraq and potential terrorist activity on travel, that will affect, among other things, demand for products and services at our hotels and other properties, the level of room rates and occupancy that can be achieved by such properties and the availability and terms of financing and our liquidity;

•	our ability to maintain properties in a first-class manner, including meeting capital expenditure requirements;

•	our ability to compete effectively in areas such as access, location, quality of accommodations and room rate;

•	our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with expectations;

•	our degree of leverage which may affect our ability to obtain financing in the future;

•	the reduction in our operating flexibility resulting from restrictive covenants in our debt agreements, including the risk of default that could occur;

•	changes in travel patterns, taxes and government regulations that influence or determine wages, prices, construction procedures and costs;

•	government approvals, actions and initiatives, including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof;

•	the effects of tax legislative action, including specified provisions of the Work Incentives Improvement Act of 1999 as enacted on December 17, 1999 (we refer to this as the “REIT Modernization Act”);

•

our ability to continue to satisfy complex rules in order for us to maintain REIT status for federal income tax purposes, the ability of the Operating Partnership to satisfy the rules to maintain its status as a partnership for federal income tax purposes, and the ability of certain of our subsidiaries to maintain their status as taxable REIT subsidiaries for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•	the effect of any rating agency downgrades on the cost and availability of new debt financings and preferred stock issuances;

•	the relatively fixed nature of our property-level operating costs and expenses;

•	our ability to recover fully under our existing insurance for terrorist acts and our ability to maintain adequate or full replacement cost “all-risk” property insurance on our properties; and

•	other factors discussed under the heading “Risk Factors” in our other filings with the Securities and Exchange Commission or SEC.

Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this prospectus and the information incorporated by reference herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

THE COMPANY

We are a self-managed and self-administered REIT owning full-service hotel properties. Through our subsidiaries, we currently own or hold controlling interests in 122 hotels, containing approximately 59,000 rooms located throughout the United States, in Toronto and Calgary, Canada and in Mexico City, Mexico. Our hotels are generally operated under the Marriott, Ritz-Carlton, Four Seasons, Hyatt, Hilton and Swissôtel brand names. These brands are among the most respected and widely recognized names in the lodging industry.

We were formed as a Maryland corporation in 1998. As part of our efforts to reorganize our business operations to qualify as a REIT for federal income tax purposes, on December 29, 1998 we succeeded by merger to the hotel ownership business formerly conducted by Host Marriott Corporation, a Delaware corporation. We conduct our business as an umbrella partnership REIT, or UPREIT, through the Operating Partnership, which is a Delaware limited partnership of which we are the sole general partner and in which we currently hold approximately 90% of the partnership interests. The Operating Partnership leases substantially all of our full-service hotels to its wholly owned subsidiary, HMT Lessee LLC that is taxed as a corporation.

Our principal executive offices are located at 6903 Rockledge Drive, Suite 1500, Bethesda, Maryland 20817, and our telephone number is (240) 744-1000.

THE OFFERING

This prospectus relates to the resale by the selling shareholders of up to 6,875,844 shares of our common stock that we may issue to the selling shareholders upon tender for redemption of up to 6,875,844 partnership interests in the Operating Partnership or OP Units owned by the selling shareholders. The selling shareholders received these OP Units upon the exchange of a portion of their limited partnership interests in our subsidiary, Pacific Gateway, Ltd., pursuant to an agreement among the Operating Partnership, Pacific Gateway, the selling shareholders and affiliates of the selling shareholders that are also limited partners of Pacific Gateway.

NO PROCEEDS TO THE COMPANY

We will not receive any proceeds upon the sale of the common stock covered by this prospectus, but we will incur expenses in connection with the filing of the registration statement of which this prospectus forms a part.

TAX STATUS OF THE COMPANY

We believe that we have been organized and have operated in such a manner so as to qualify as a REIT under the Internal Revenue Code, commencing with our taxable year beginning January 1, 1999. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders as long as it distributes currently at least 90% of its taxable income (excluding net capital gain). No assurance can be provided that we will qualify as a REIT or that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to our qualification as a REIT or the federal income tax consequences of such qualification. Even if we qualify as a REIT, we will be subject to corporate level taxes on specified gains that we recognize prior to January 1, 2009, including significant deferred tax gains that are likely to be recognized during that period without our receipt of any cash. In addition, some of our subsidiaries, including HMT Lessee LLC, are subject to corporate income taxes. See “Material Federal Income Tax Consequences,” incorporated by reference to our Form 8-K dated April 8, 2003, for a more detailed explanation.

SELLING SHAREHOLDERS

All of the 6,875,844 shares of common stock offered by the selling shareholders under this prospectus represent shares of common stock that may be issued by us upon the redemption of up to 6,875,844 OP Units held by the selling shareholders. The selling shareholders do not currently own any shares of common stock. The following table provides the name of each selling shareholder and the number of shares of common stock to be offered under this prospectus upon redemption of a corresponding number of OP Units held by such selling shareholder. Since each selling shareholder may sell all, some or none of the shares of common stock covered by this prospectus, no estimate can be made of the number of shares of common stock that will be sold by the selling shareholders or that will be owned by the selling shareholders upon completion of the offering.

Selling Shareholders	Number of Common Shares Offered Hereby
Douglas F. Manchester	236,317
Landmark Hospitality Services, Inc.	4,107,006
Interhotel Company, Ltd.	2,241,742
Summit Resources, Ltd.	290,779

As a result of the transactions described in “Plan of Distribution” below, Bear, Stearns International Limited may also be deemed to be a selling shareholder with respect to 5,607,006 of the 6,875,844 shares of our common stock offered herein. Bear, Stearns International Limited currently owns no shares of our common stock for its own account. Since Bear, Stearns International Limited, as a selling shareholder, may sell all, some or none of such 5,607,006 shares of our common stock, no estimate can be made of the number of shares of common stock that will be sold by Bear, Stearns International Limited or that will be owned by Bear, Stearns International Limited upon completion of the offering.

The shares of common stock covered by this prospectus represent approximately 2.6% of our total shares of common stock outstanding as of the date hereof.

PLAN OF DISTRIBUTION

Each selling shareholder and its pledgees, donees, transferees and other successors in interest may from time to time, in one or more transactions, sell all or a portion of the shares of common stock covered by this prospectus on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which the common stock is listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares of common stock covered by this prospectus will be determined from time to time by the selling shareholder or any such pledgee, donee, transferee or other successor in interest and, at the time of such determination, may be higher or lower than the market price of the common stock on the New York Stock Exchange. The shares of common stock may be sold directly or through broker-dealers acting as principal or agent. The methods by which the offered shares may be sold include:

•	block trade in which a broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	an exchange distribution in accordance with the rules of the New York Stock Exchange; and

•	privately negotiated transactions.

Each selling shareholder may also undertake one or more of the following transactions in connection with the distribution of the shares of common stock or otherwise:

•	enter into hedging transactions with broker-dealers who, in connection with such transactions, may engage in short sales of the shares of common stock covered by this prospectus in the course of hedging the positions they assume with the selling shareholder;

•	sell shares of common stock covered by this prospectus short and redeliver the shares to close out such short positions;

•	enter into option or other transactions with broker-dealers which require the selling shareholder to deliver the shares of common stock covered by this prospectus to the broker-dealer, so that the broker-dealer may resell or otherwise transfer the shares of common stock covered by this prospectus; or

•	loan or pledge the shares of common stock covered by this prospectus to a broker-dealer, who in turn may:

(1)	sell the shares of common stock so loaned under this prospectus; or

(2)	upon a default, sell the shares of common stock so pledged, under this prospectus.

Each selling shareholder and any broker-dealers or agents participating in the distribution of the offered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the offered shares by any selling shareholder and any commissions received by any such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares of common stock covered by this prospectus may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of common stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

We have agreed to pay costs and expenses incurred in connection with the filing of the registration statement of which this prospectus forms a part, including registration and filing fees, printing expenses and fees and expenses of our accountants. With respect to costs and expenses of our legal counsel, we have agreed to pay one-half of such costs and expenses. The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for themselves and stock transfer and other taxes attributable to the sale of their shares of common stock covered by this prospectus and the other half of the costs and expenses of our legal counsel referred to in the preceding sentence.

We understand that two of the selling shareholders, Landmark Hospitality Services, Inc. and Interhotel Company, Ltd., have entered into separate option transactions with Bear, Stearns International Limited pursuant to which they may be required to deliver up to 4,107,006 and 1,500,000 shares of our common stock covered by this prospectus, respectively, to Bear, Stearns International Limited. To secure their respective obligations under these transactions, Landmark and Interhotel have pledged 4,107,006 and 1,500,000 OP Units, respectively, to Bear, Stearns International Limited. The OP Units are redeemable for cash or, at our election, shares of our common stock on a one-for-one basis. If Landmark and/or Interhotel delivers shares of our common stock to Bear, Stearns International Limited or defaults under its respective option transaction with Bear, Stearns International Limited, Bear, Stearns International Limited may resell such shares of common stock as a selling shareholder or pledgee, as the case may be.

LEGAL MATTERS

In connection with this prospectus, Hogan & Hartson L.L.P. has provided its opinion as to the validity of the issuance of the common stock offered by this prospectus and as to our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated financial statements and schedule of Host Marriott Corporation as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933.

This prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters. This prospectus may be accompanied by a prospectus supplement. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or such prospectus supplement. You should read this prospectus together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following SEC public reference rooms:

450 Fifth Street, N.W.	500 West Madison Street
Room 1024	Suite 1400
Washington, D.C. 20549	Chicago, Illinois 60661

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

Our SEC filings can also be read at the following address:

New York Stock Exchange

20 Broad Street

New York, New York 10005

Our SEC filings are also available to the public on the SEC’s Web Site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below. In addition, any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated will be deemed to be incorporated by reference into this prospectus.

1.	Current Report on Form 8-K (filed with the SEC on April 8, 2003).

2.	Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (filed with the SEC on March 31, 2003).

3.	Description of our common stock included in a Registration Statement on Form 8-A (filed with the SEC on November 18, 1998) (as amended on December 28, 1998 and as further amended by Exhibit 4.3 of Form 10-Q filed on October 21, 2002).

4.	Description of our Rights included in a Registration Statement on Form 8-A (filed with the SEC on December 11, 1998) (as amended on December 24, 1998).

Additional federal income tax consequences that are reasonably anticipated to be material to prospective holders in connection with the purchase, ownership and disposition of our securities are described in our Current Report on Form 8-K, filed with the SEC on April 8, 2003 (together with any amendments to such filing), which filing is incorporated by reference herein, as indicated above.

You may request a copy of any filing incorporated by reference into this prospectus, at no cost, by writing us at the following address or contacting us by telephone at (240) 744-1000 between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time:

Corporate Secretary

Host Marriott Corporation

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

The following table sets forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

Registration Fee	$6,098
Printing and Duplicating Expenses	$5,000
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses.	$15,000
Miscellaneous	$5,000

Total	$81,098

Item 15.     Indemnification of Directors and Officers

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents, and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation.

Host Marriott’s Articles of Amendment and Restatement of Articles of Incorporation (the “Articles of Incorporation”) require it to indemnify its directors and officers, whether serving Host Marriott or at Host Marriott’s request any other entity, to the full extent permitted by Maryland law, including the advance of expenses to the full extent permitted by law. The Articles of Incorporation permits Host Marriott to indemnify other employees and agents of Host Marriott to such extent as shall be authorized by the Board of Directors or Host Marriott’s Bylaws (the “Bylaws”) and be permitted by law.

The Bylaws require Host Marriott, to the maximum extent permitted by Maryland law, to indemnify (i) any director or officer of Host Marriott or former director or officer of Host Marriott (including any individual who, while a director or officer of Host Marriott and at the express request of Host Marriott, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such entity) who has been successful, on the merits or otherwise, in the defense of a proceeding to which the individual was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, and (ii) any director or officer or any former director or officer against any claim or liability to which he or she may become subject by reason of such status unless it is established that (a) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result or active and deliberate dishonesty, (b) he or she actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he or she had reasonable cause to believe that his act or omission was unlawful.

Host Marriott’s Bylaws obligate it to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity, provided that, in the case of a director or officer, Host Marriott shall have received (a) a written affirmation by the director or officer of the officer’s good faith belief that he or she has met the applicable standard of conduct necessary for indemnification by Host Marriott as authorized by the Bylaws and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by Host Marriott if it shall ultimately be determined that the applicable standard of conduct was not met.

The Amended and Restated Agreement of Limited Partnership of the Operating Partnership also provides for indemnification of Host Marriott and its officers and directors to the same extent that indemnification is provided to officers and directors of Host Marriott in its Articles of Incorporation, and limits the liability of Host Marriott and its officers and directors to the Operating Partnership and its respective partners to the same extent that the liability of the officers and directors of Host Marriott to the Company and its stockholders is limited under Host Marriott’s Articles of Incorporation.

Item 16.     Exhibits

Exhibit Index

Exhibit No.		Description

2.1

Agreement and Plan of Merger by and among Host Marriott Corporation, HMC Merger Corporation and Host Marriott L.P. (incorporated by reference to Host Marriott Corporation Registration Statement No. 333-64793).

3.1		Bylaws of Host Marriott Corporation as amended effective August 1, 2002 (incorporated by reference to Exhibit 3.1 of Host Marriott Corporation Annual Report on Form 10-K filed March 31, 2003).

4.1		Form of Common Stock Certificate of Host Marriott Corporation (incorporated by reference to Host Marriott Corporation Registration Statement No. 333-55807).

4.2	(i)

Guarantee Agreement, dated December 2, 1996, between Host Marriott Corporation and IBJ Schroeder Bank & Trust Company, as Guarantee Trustee (incorporated by reference to Exhibit 4.6 of Host Marriott Corporation Registration Statement No. 333-19923).

4.2	(ii)

Amendment No. 1, dated December 29, 1998, to Guarantee Agreement, dated December 2, 1996 (incorporated by reference to Exhibit 4.2 of Host Marriott Corporation Current Report on Form 8-K, dated December 30, 1998).

4.3	(i)

Rights Agreement between Host Marriott Corporation and The Bank of New York, as Rights Agent, dated as of November 23, 1998 (incorporated by reference to Exhibit 4.1 of Host Marriott Corporation Registration Statement on Form 8-A dated December 11, 1998).

4.3	(ii)

Amendment No. 1 to Rights Agreement between Host Marriott Corporation and The Bank of New York, as Rights Agent, dated as of December 18, 1998 (incorporated by reference to Exhibit 4.2 of Host Marriott Corporation Amendment to Registration Statement on Form 8-A/A dated December 24, 1998).

4.3	(iii)

Amendment No. 2 to Rights Agreement between Host Marriott Corporation and The Bank of New York, as Rights Agent, dated as of August 21, 2002 (incorporated by reference to Exhibit 4.3 to Host Marriott Corporation Report on Form 10-Q filed October 21, 2002).

4.4

Amended and Restated Indenture dated as of August 5, 1998, by and among HMH Properties, Inc., as Issuer, and the Subsidiary Guarantors named therein, and Marine Midland Bank, as Trustee (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated August 6, 1998).

4.5

First Supplemental Indenture to Amended and Restated Indenture dated as of August 5, 1998 among HMH Properties, Inc., the Guarantors and Subsidiary Guarantors named in the Amended and Restated Indenture, dated as of August 5, 1998, and Marine Midland Bank, as Trustee (the “Trustee”) (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated August 6, 1998).

4.6

Second Supplemental Indenture, dated as of December 11, 1998, among HMH Properties, Inc., a Delaware corporation (the “Company”), the Guarantors and Subsidiary Guarantors named in the Amended and Restated Indenture, dated as of August 5, 1998 (the “Indenture”), and Marine Midland Bank, as Trustee (incorporated by reference to Host Marriott Corporation Current Report on Form 8-K dated December 11, 1998).

Exhibit No.		Description

4.7

Third Supplemental Indenture, dated as of December 14, 1998, by and among HMH Properties Inc., Host Marriott, L.P., the entities identified as New Subsidiary Guarantors and Marine Midland Band, as Trustee, to Amended and Restated Indenture, dated as of August 5, 1998, among the Company, the Guarantors named therein and Subsidiary Guarantors named therein and the Trustee (incorporated by reference to Exhibit 4.3 of Host Marriott, L.P.’s Registration Statement No. 333-55807).

4.8

Fourth Supplemental Indenture, dated as of February 25, 1999, among Host Marriott, L.P. the Subsidiary Guarantors signatory to the Fourth Supplemental Indenture and Marine Midland Bank as Trustee to the Amended and Restated Indenture, dated as of August 5, 1998, as amended and supplemented through the date of the Fourth Supplemental Indenture (incorporated by reference to Exhibit 4.2 of Host Marriott, L.P.’s Registration Statement No. 333-79275).

4.9

Sixth Supplemental Indenture, dated as of October 6, 2000, among Host Marriott, L.P., the Subsidiary Guarantors signatory to the Sixth Supplemental Indenture and HSBC Bank USA (formerly Marine Midland Bank), as Trustee to the Amended and Restated Indenture, dated as of August 5, 1998, as amended and supplemented through the date of the Sixth Supplemental Indenture (incorporated by reference to Exhibit 4.2 of Host Marriott, L.P.’s Registration Statement No. 333-51944).

4.10

Ninth Supplemental Indenture, dated as of December 14, 2001, among Host Marriott, L.P. the Subsidiary Guarantors signatory to the Ninth Supplemental Indenture and HSBC Bank USA (formerly Marine Midland Bank), as Trustee to the Amended and Restated Indenture, dated as of August 5, 1998, as amended and supplemented through the date of the Ninth Supplemental Indenture (incorporated by reference to Exhibit 4.2 of Host Marriott, L.P.’s Registration Statement No.333-76550).

4.11	(i)

Indenture for the 6 3/4% Convertible Debentures, dated December 2, 1996, between Host Marriott Corporation and IBJ Schroeder Bank & Trust Company, as Indenture Trustee (incorporated by reference to Exhibit 4.3 of Host Marriott Corporation Registration Statement No. 333-19923).

4.11	(ii)

First Supplemental Indenture, dated December 29, 1998, to Indenture, dated December 2, 1996, by and among Host Marriott Corporation, HMC Merger Corporation, Host Marriott, L.P. and IBJ Schroder Bank & Trust Company (incorportated by reference to Exhibit 4.1 of Host Marriott Corporation Current report on Form 8-K, dated December 30, 1998).

4.12

Amended and Restated Trust Agreement, dated December 2, 1996, among Host Marriott Corporation, IBJ Schroeder Bank & Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee, and Robert E. Parsons, Jr., Bruce D. Wardinski and Christopher G. Townsend, as Administrative Trustees (incorporated by reference to Exhibit 4.2 of Host Marriott Corporation Registration Statement No. 333-19923).

4.13

Amended and Restated Trust Agreement, dated as of December 29, 1998, among HMC Merger Corporation, as Depositor, IBJ Schroder Bank & Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee, and Robert E. Parsons, Jr., Ed Walter and Christopher G. Townsend, as Administrative Trustees (incorporated by reference to Host Marriott Corporation 1998 Annual Report of Form 10-K filed March 26, 1999).

5.1#		Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

8.1#		Opinion of Hogan & Hartson L.L.P. regarding certain tax matters.

23.1		Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1).

23.2		Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1).

23.3*		Consent of KPMG LLP, independent auditors.

24.1#		Power of Attorney (included in signature page).

99.1		Description of Material Federal Income Tax Consequences (incorporated by reference to Exhibit 99.1 of Host Marriott Corporation’s Current Report on Form 8-K filed with the SEC on April 8, 2003).

#  Previously filed.

*  Filed herewith.

Item 17.    Undertakings

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 9TH DAY OF APRIL, 2003.

HOST MARRIOTT CORPORATION

By:	/S/ ROBERT E. PARSONS, JR.
RobertE. Parsons, Jr. ExecutiveVice President Special Projects

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AS OF THE 9TH DAY OF APRIL, 2003.

Signature	Title

* Christopher J. Nassetta	President, Chief Executive Officer and Director (principal executive officer)

/s/ W. EDWARD WALTER W. Edward Walter	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ ROBERT E. PARSONS, JR. Robert E. Parsons, Jr.	Executive Vice President Special Projects

/s/ LARRY K. HARVEY Larry K. Harvey	Senior Vice President and Corporate Controller (principal accounting officer)

* Richard E. Marriott	Chairman of the Board of Directors

* Robert M. Baylis	Director

* Terence C. Golden	Director

* Ann McLaughlin Korologos	Director

* John G. Schreiber	Director

Judith A. McHale	Director

*	Pursuant to Power of Attorney

By:	/s/ Robert E. Parsons, Jr.
RobertE. Parsons, Jr. AsAttorney-In-Fact

EXHIBIT INDEX

Item 16 of the accompanying registration statement is incorporated by reference herein.